Exhibit 99.1

News Release

WINNEBAGO INDUSTRIES REPORTS THIRD QUARTER FISCAL 2024 RESULTS
-- Resilient Profitability, Supported by Solid Sequential Improvement in Towable RV and Marine Segments --
-- Barletta Accelerates its Share Momentum in the U.S. Aluminum Pontoon Market Achieving Double Digit Market Share in the Most Recent Three- and Six-Month Periods(1) --
-- Company Returns $87.8 Million to Shareholders Through Share Repurchases and Dividends Through the First Nine Months of Fiscal 2024 --
EDEN PRAIRIE, MINN, June 20, 2024 -- Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today reported financial results for the Company's fiscal 2024 third quarter ended May 25, 2024.

Third Quarter Fiscal 2024 Financial Summary
•Revenues of $786.0 million
•Gross profit of $118.2 million, representing 15.0% gross margin
•Diluted earnings per share of $0.96; adjusted diluted earnings per share of $1.13
•Adjusted EBITDA of $58.0 million, representing 7.4% adjusted EBITDA margin
•Cash and cash equivalents of $318.1 million at quarter-end, up 2.6% from year-end fiscal 2023

CEO Commentary
“While outdoor industry market conditions remain challenged given inconsistent retail patterns and sustained dealer discipline relative to field inventory levels, we are generally pleased with the resiliency of our portfolio, as our teams balance the pursuit of long-term share, profitability and customer satisfaction across our premium brands,” said Michael Happe, President and Chief Executive Officer. “Driven by our Towable RV and Marine segments, we delivered sequential consolidated margin growth in the third quarter. Notwithstanding difficult retail headwinds in the Motorhome segment, our Towable RV business generated higher revenue versus the same period a year ago and our Barletta pontoon retail share grew to double digits for the trailing three- and six-month periods through April. We are also pleased to have returned more than $29 million to investors this quarter through share repurchases and dividends, while maintaining investments in future growth initiatives and managing a healthy balance sheet.”

“The combination of affordability and innovation remains a focal point of product development at Winnebago Industries – valued differentiation on respected brands our consumers can trust,” Happe said. “Recent introductions of economical travel trailers from our Grand Design and Winnebago brands, plus continued market penetration with the opening price Aria line within our Barletta business are evidence of this focus. We are also particularly excited about the upcoming market release in our fourth quarter of the Grand Design Lineage motorhome product as well as the Winnebago Connect intelligent control system being introduced on the Winnebago Navion line. Both strategies open new growth opportunities for our organization.”

Third Quarter Fiscal 2024 Results
Revenues were $786.0 million, a decrease of 12.7% compared to $900.8 million in the third quarter of last year, driven by product mix and lower volume related to market conditions.
Gross profit was $118.2 million, a decrease of 22.0% compared to $151.4 million in the third quarter of last year. Gross profit margin decreased 180 basis points in the quarter to 15.0% as a result of deleverage, operational efficiency challenges, and higher warranty expense due to a favorable prior year trend, partially offset by cost containment efforts.
Selling, general and administrative expenses were $69.1 million, an increase of 3.7% compared to $66.5 million in the third quarter of last year, driven by strategic investments in engineering, digital asset development and increased data and information technology capabilities.
Operating income was $43.5 million, a decrease of 46.0% compared to $80.5 million in the third quarter of last year.
Net income was $29.0 million, compared to net income of $59.1 million in the third quarter of last year. Reported earnings per diluted share was $0.96, compared to reported earnings per diluted share of $1.71 in the same period last year. Adjusted earnings per diluted share was $1.13, a decrease of 46.9% compared to adjusted earnings per diluted share of $2.13 in the third quarter of last year.
Consolidated Adjusted EBITDA was $58.0 million, a decrease of 39.8%, compared to $96.4 million last year.

“We have made strong progress during the fiscal year to reduce aging RV field inventory in a fiscally responsible manner; our teams continue to work closely with our dealer partners to monitor the complexion of their inventory and match production and shipments with retail demand,” Happe said. “This discipline extends to our Marine segment as well, where we have particularly emphasized dealer inventory health and aggressively positioned ourselves well for the upcoming model year 2025 rollout. Overall, while the challenges of today require constant diligence to navigate, our Company and brands are stronger than ever before and with ongoing investments in product, people, systems, and capabilities like digital connectivity we are well situated to grow profitably as the cycle turns more positive in the future.”

Third Quarter Fiscal 2024 Segments Summary
Towable RV

	Three Months Ended
($, in millions)	May 25, 2024	May 27, 2023	Change(1)
Net revenues	$386.3	$384.1	0.6%
Adjusted EBITDA	$41.9	$53.8	(22.0)%
Adjusted EBITDA Margin	10.9%	14.0%	(310) bps

($, in millions)	May 25, 2024	May 27, 2023	Change(1)
Backlog	$153.1	$236.0	(35.1)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.

•Revenues for the Towable RV segment were up compared to the prior year, primarily driven by an increase in unit volume, partially offset by a reduction in average selling price per unit related to product mix.
•Segment Adjusted EBITDA margin decreased compared to the prior year, primarily due to operational efficiency challenges, partially offset by lower discounts and allowances. In addition, results for the third quarter of fiscal 2023 benefited from a favorable warranty expense trend, which did not recur in the third quarter of fiscal 2024.
•Backlog decreased due to current market conditions and a cautious dealer network.

Motorhome RV

	Three Months Ended
($, in millions)	May 25, 2024	May 27, 2023	Change(1)
Net revenues	$299.0	$374.4	(20.1)%
Adjusted EBITDA	$13.4	$26.8	(50.2)%
Adjusted EBITDA Margin	4.5%	7.2%	(270) bps

($, in millions)	May 25, 2024	May 27, 2023	Change(1)
Backlog	$354.9	$800.4	(55.7)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.

•Revenues for the Motorhome RV segment were down from the prior year, due to a decline in unit volume related to market conditions and higher levels of discounts and allowances, partially offset by price increases related to higher motorized chassis costs.
•Segment Adjusted EBITDA margin decreased compared to the prior year, primarily due to deleverage and operational efficiency challenges, partially offset by cost containment efforts.
•Backlog decreased due to current market conditions and a cautious dealer network.

Marine

	Three Months Ended
($, in millions)	May 25, 2024	May 27, 2023	Change(1)
Net revenues	$87.9	$129.0	(31.8)%
Adjusted EBITDA	$8.5	$17.3	(50.9)%
Adjusted EBITDA Margin	9.7%	13.4%	(370) bps

($, in millions)	May 25, 2024	May 27, 2023	Change(1)
Backlog	$62.0	$146.3	(57.6)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.

•Revenues for the Marine segment were down from the prior year, primarily driven by a decline in unit volume related to market conditions and product mix.
•Segment Adjusted EBITDA decreased compared to the prior year, due to deleverage, partially offset by cost containment efforts.
•Backlog decreased primarily driven by a cautious dealer network.

Balance Sheet and Cash Flow
As of May 25, 2024, cash and cash equivalents totaled $318.1 million. The Company had total outstanding debt of $695.4 million ($709.3 million of debt, net of debt issuance costs of $13.9 million) and working capital of $581.9 million. Cash flow provided by operations was $99.4 million in the fiscal 2024 third quarter.

Quarterly Cash Dividend and Share Repurchase
On May 15, 2024, the Company’s Board of Directors approved a quarterly cash dividend of $0.31 per share payable on June 26, 2024, to common stockholders of record at the close of business on June 12, 2024. Winnebago Industries executed share repurchases of $20 million during the third quarter.
Q3 FY 2024 Conference Call
Winnebago Industries, Inc. will discuss third quarter fiscal 2024 earnings results during a conference call scheduled for 9:00 a.m. Central Time today. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call and view the accompanying presentation slides via the Investor Relations page of the Company's website at http://investor.wgo.net. The event will be archived and available for replay for the next 90 days.

About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage our inventory to meet demand; risk related to cyclicality and seasonality of our business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with our suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims; ability to protect our information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve our information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance ("ESG") matters, and our ability to meet our commitments; impairment of goodwill and trade names; and risks related to our 2025 Convertible Notes, 2030 Convertible Notes and Senior Secured Notes, including our ability to satisfy our obligations under these notes. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts
Investors: Ray Posadas
ir@winnebagoind.com

Media: Dan Sullivan
media@winnebagoind.com

Winnebago Industries, Inc.
Footnotes to News Release

Footnotes:

(1)     Data reported by Statistical Surveys, Inc., representing trailing three- and six-month U.S. aluminum pontoon market share through April 2024. This data is continuously updated and often impacted by delays in reporting by various states.

Winnebago Industries, Inc.
Condensed Consolidated Statements of Income
(Unaudited and subject to reclassification)

	Three Months Ended
(in millions, except percent and per share data)	May 25, 2024		May 27, 2023
Net revenues	$786.0	100.0%	$900.8	100.0%
Cost of goods sold	667.8	85.0%	749.4	83.2%
Gross profit	118.2	15.0%	151.4	16.8%
Selling, general, and administrative expenses	69.1	8.8%	66.5	7.4%
Amortization	5.6	0.7%	4.4	0.5%
Total operating expenses	74.7	9.5%	70.9	7.9%
Operating income	43.5	5.5%	80.5	8.9%
Interest expense, net	5.8	0.7%	5.2	0.6%
Non-operating loss	2.2	0.3%	0.2	—%
Income before income taxes	35.5	4.5%	75.1	8.3%
Provision for income taxes	6.5	0.8%	16.0	1.8%
Net income	$29.0	3.7%	$59.1	6.6%

Earnings per common share:
Basic	$0.99		$1.95
Diluted	$0.96		$1.71
Weighted average common shares outstanding:
Basic	29.2		30.4
Diluted	30.4		35.4

	Nine Months Ended
(in millions, except percent and per share data)	May 25, 2024		May 27, 2023
Net revenues	$2,252.6	100.0%	$2,719.7	100.0%
Cost of goods sold	1,913.3	84.9%	2,261.1	83.1%
Gross profit	339.3	15.1%	458.6	16.9%
Selling, general, and administrative expenses	204.4	9.1%	203.4	7.5%
Amortization	16.9	0.7%	12.0	0.4%
Total operating expenses	221.3	9.8%	215.4	7.9%
Operating income	118.0	5.2%	243.2	8.9%
Interest expense, net	15.2	0.7%	16.4	0.6%
Loss on note repurchase	32.7	1.5%	—	—%
Non-operating loss	5.8	0.3%	2.3	0.1%
Income before income taxes	64.3	2.9%	224.5	8.3%
Provision for income taxes	22.2	1.0%	52.4	1.9%
Net income	$42.1	1.9%	$172.1	6.3%

Earnings per common share:
Basic	$1.43		$5.66
Diluted	$1.40		$4.95
Weighted average common shares outstanding:
Basic	29.3		30.4
Diluted	30.6		35.5
Amounts in tables are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
In addition, percentages may not add in total due to rounding.

Winnebago Industries, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and subject to reclassification)

(in millions)	May 25, 2024	August 26, 2023
Assets
Current assets
Cash and cash equivalents	$318.1	$309.9
Receivables, net	199.3	178.5
Inventories, net	441.5	470.6
Prepaid expenses and other current assets	24.8	37.7
Total current assets	983.7	996.7
Property, plant, and equipment, net	335.5	327.3
Goodwill	514.5	514.5
Other intangible assets, net	485.1	502.0
Investment in life insurance	30.2	29.3
Operating lease assets	48.1	42.6
Deferred income tax assets, net	8.9	—
Other long-term assets	19.0	20.0
Total assets	$2,425.0	$2,432.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$134.0	$146.9
Income taxes payable	3.1	—
Current maturities of long-term debt, net	59.0	—
Accrued expenses	205.7	249.1
Total current liabilities	401.8	396.0
Long-term debt, net	636.4	592.4
Deferred income tax liabilities, net	—	11.7
Unrecognized tax benefits	6.0	6.1
Long-term operating lease liabilities	47.3	42.0
Deferred compensation benefits, net of current portion	6.9	7.9
Other long-term liabilities	8.2	8.2
Total liabilities	1,106.6	1,064.3
Shareholders' equity	1,318.4	1,368.1
Total liabilities and shareholders' equity	$2,425.0	$2,432.4

Winnebago Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and subject to reclassification)

	Nine Months Ended
(in millions)	May 25, 2024	May 27, 2023
Operating activities
Net income	$42.1	$172.1
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	25.5	20.9
Amortization	16.9	12.0
Amortization of debt issuance costs	2.4	2.3
Last in, first-out expense	(0.1)	2.0
Stock-based compensation	11.5	8.2
Deferred income taxes	(3.8)	(3.6)
Loss on note repurchase	32.7	—
Contingent consideration fair value adjustment	1.1	2.0
Payments of earnout liability above acquisition-date fair value	(14.7)	(13.3)
Other, net	3.1	0.3
Change in operating assets and liabilities, net of assets and liabilities acquired
Receivables, net	(20.8)	49.8
Inventories, net	28.7	15.8
Prepaid expenses and other assets	6.8	12.6
Accounts payable	(12.1)	(81.3)
Income taxes and unrecognized tax benefits	14.3	3.2
Accrued expenses and other liabilities	(30.4)	(46.6)
Net cash provided by operating activities	103.2	156.4

Investing activities
Purchases of property, plant, and equipment	(33.8)	(68.0)
Acquisition of business, net of cash acquired	—	(87.5)
Proceeds from the sale of property, plant, and equipment	0.3	0.3
Other, net	(2.9)	0.8
Net cash used in investing activities	(36.4)	(154.4)

Financing activities
Borrowings on long-term debt	2,652.2	2,840.2
Repayments on long-term debt	(2,596.0)	(2,840.2)
Payments for convertible note bond hedge	(68.7)	—
Proceeds from issuance of convertible note warrant	31.3	—
Proceeds from partial unwind of convertible note bond hedge	55.8	—
Payments for partial unwind of convertible note warrant	(25.3)	—
Payments of cash dividends	(27.8)	(25.1)
Payments for repurchases of common stock	(64.3)	(24.9)
Payments of debt issuance costs	(10.4)	—
Payments of earnout liability up to acquisition-date fair value	(5.8)	(8.7)
Other, net	0.4	0.4
Net cash used in financing activities	(58.6)	(58.3)

Net increase (decrease) in cash and cash equivalents	8.2	(56.3)
Cash and cash equivalents at beginning of period	309.9	282.2
Cash and cash equivalents at end of period	$318.1	$225.9

Supplemental Disclosures
Income taxes paid, net	$12.6	$54.9
Interest paid	13.9	14.6

Non-cash investing and financing activities
Capital expenditures in accounts payable	$2.2	$2.8
Dividends declared not yet paid	10.0	8.9
Increase in lease assets in exchange for lease liabilities:
Operating leases	9.8	3.9
Finance leases	1.2	0.9

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Towable RV
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	May 25, 2024	% of Revenues(1)	May 27, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$386.3		$384.1		$2.2	0.6%
Adjusted EBITDA	41.9	10.9%	53.8	14.0%	(11.8)	(22.0)%

	Three Months Ended
Unit deliveries	May 25, 2024	Product Mix(2)	May 27, 2023	Product Mix(2)	Unit Change	% Change
Travel trailer	6,120	66.1%	6,376	73.2%	(256)	(4.0)%
Fifth wheel	3,143	33.9%	2,339	26.8%	804	34.4%
Total Towable RV	9,263	100.0%	8,715	100.0%	548	6.3%

	Nine Months Ended
	May 25, 2024	% of Revenues(1)	May 27, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$1,001.8		$1,073.9		$(72.1)	(6.7)%
Adjusted EBITDA	101.8	10.2%	129.4	12.0%	(27.5)	(21.3)%

	Nine Months Ended
Unit deliveries	May 25, 2024	Product Mix(2)	May 27, 2023	Product Mix(2)	Unit Change	% Change
Travel trailer	15,987	67.0%	16,049	68.8%	(62)	(0.4)%
Fifth wheel	7,869	33.0%	7,293	31.2%	576	7.9%
Total Towable RV	23,856	100.0%	23,342	100.0%	514	2.2%

	May 25, 2024		May 27, 2023		Change(1)	% Change(1)
Backlog(3)
Units	4,734		5,297		(563)	(10.6)%
Dollars	$153.1		$236.0		$(82.9)	(35.1)%
Dealer Inventory
Units	18,110		20,218		(2,108)	(10.4)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Our backlog includes all accepted orders from dealers, which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Motorhome RV
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	May 25, 2024	% of Revenues(1)	May 27, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$299.0		$374.4		$(75.3)	(20.1)%
Adjusted EBITDA	13.4	4.5%	26.8	7.2%	(13.5)	(50.2)%

	Three Months Ended
Unit deliveries	May 25, 2024	Product Mix(2)	May 27, 2023	Product Mix(2)	Unit Change	% Change
Class A	417	24.8%	524	24.6%	(107)	(20.4)%
Class B	476	28.3%	1,018	47.8%	(542)	(53.2)%
Class C	787	46.8%	589	27.6%	198	33.6%
Total Motorhome RV	1,680	100.0%	2,131	100.0%	(451)	(21.2)%

	Nine Months Ended
	May 25, 2024	% of Revenues(1)	May 27, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$971.8		$1,242.4		$(270.6)	(21.8)%
Adjusted EBITDA	60.7	6.2%	119.6	9.6%	(59.0)	(49.3)%

	Nine Months Ended
Unit deliveries	May 25, 2024	Product Mix(2)	May 27, 2023	Product Mix(2)	Unit Change	% Change
Class A	1,269	24.3%	1,734	25.5%	(465)	(26.8)%
Class B	1,815	34.8%	3,233	47.5%	(1,418)	(43.9)%
Class C	2,128	40.8%	1,837	27.0%	291	15.8%
Total Motorhome RV	5,212	100.0%	6,804	100.0%	(1,592)	(23.4)%

	May 25, 2024		May 27, 2023		Change(1)	% Change(1)
Backlog(3)
Units	1,596		4,595		(2,999)	(65.3)%
Dollars	$354.9		$800.4		$(445.5)	(55.7)%
Dealer Inventory
Units	4,386		4,544		(158)	(3.5)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Our backlog includes all accepted orders from dealers, which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Marine
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	May 25, 2024	% of Revenues(1)	May 27, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$87.9		$129.0		$(41.1)	(31.8)%
Adjusted EBITDA	8.5	9.7%	17.3	13.4%	(8.8)	(50.9)%

	Three Months Ended
Unit deliveries	May 25, 2024		May 27, 2023		Unit Change	% Change
Boats	1,127		1,586		(459)	(28.9)%

	Nine Months Ended
	May 25, 2024	% of Revenues(1)	May 27, 2023	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$245.0		$373.3		$(128.3)	(34.4)%
Adjusted EBITDA	20.1	8.2%	50.2	13.5%	(30.2)	(60.0)%

	Nine Months Ended
Unit deliveries	May 25, 2024		May 27, 2023		Unit Change	% Change
Boats	3,107		4,552		(1,445)	(31.7)%

	May 25, 2024		May 27, 2023		Change(1)	% Change(1)
Backlog(2)
Units	642		1,348		(706)	(52.4)%
Dollars	$62.0		$146.3		$(84.3)	(57.6)%
Dealer Inventory(3)
Units	3,400		4,109		(709)	(17.3)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Our backlog includes all accepted orders from dealers, which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.
(3)    Due to the nature of the Marine industry, this amount includes a higher proportion of retail sold units than our other segments.

Winnebago Industries, Inc.
Non-GAAP Reconciliation
(Unaudited and subject to reclassification)

Non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures presented may differ from similar measures used by other companies.

The following table reconciles diluted earnings per share to Adjusted diluted earnings per share:

	Three Months Ended		Nine Months Ended
	May 25, 2024	May 27, 2023	May 25, 2024	May 27, 2023
Diluted earnings per share	$0.96	$1.71	$1.40	$4.95
Acquisition-related costs(1)	—	0.11	0.05	0.16
Amortization(1)	0.19	0.13	0.55	0.34
Change in fair value of note receivable(1)	—	—	0.10	—
Contingent consideration fair value adjustment(1)	—	—	0.03	0.06
Tax impact of adjustments(2)	(0.04)	(0.06)	(0.17)	(0.13)
Impact of call spread overlay(3)	0.03	0.25	0.07	0.71
Loss on note repurchase	—	—	1.07	—
Adjusted diluted earnings per share(4)	$1.13	$2.13	$3.11	$6.08
(1)    Represents a pre-tax adjustment.
(2)    Income tax charge calculated using the statutory tax rate for the U.S. of 23.0% and 24.1% for fiscal 2024 and fiscal 2023, respectively.
(3)    Represents the impact of a call spread overlay that was put in place upon issuance of the convertible notes and which economically offsets dilution risk.
(4)    Per share numbers may not foot due to rounding.

The following table reconciles net income to consolidated EBITDA and Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
(in millions)	May 25, 2024	May 27, 2023	May 25, 2024	May 27, 2023
Net income	$29.0	$59.1	$42.1	$172.1
Interest expense, net	5.8	5.2	15.2	16.4
Provision for income taxes	6.5	16.0	22.2	52.4
Depreciation	8.9	7.6	25.5	20.9
Amortization	5.6	4.4	16.9	12.0
EBITDA	55.8	92.3	121.9	273.8
Acquisition-related costs	—	3.9	1.5	5.6
Change in fair value of note receivable	—	—	3.0	—
Contingent consideration fair value adjustment	—	—	1.1	2.0
Loss on note repurchase	—	—	32.7	—
Non-operating loss	2.2	0.2	1.7	0.4
Adjusted EBITDA	$58.0	$96.4	$161.9	$281.8

Non-GAAP performance measures of Adjusted diluted earnings per share, EBITDA and Adjusted EBITDA have been provided as comparable measures to illustrate the effect of non-recurring transactions occurring during the reported periods and to improve comparability of our results from period to period. Adjusted diluted earnings per share is defined as diluted earnings per share adjusted for after-tax items that impact the comparability of our results from period to period. EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and other pretax adjustments made in order to present comparable results from period to period. Management believes Adjusted diluted earnings per share and Adjusted EBITDA provide meaningful supplemental information about our operating performance because these measures exclude amounts that we do not consider part of our core operating results when assessing our performance.

Management uses these non-GAAP financial measures (a) to evaluate historical and prospective financial performance and trends as well as assess performance relative to competitors and peers; (b) to measure operational profitability on a consistent basis; (c) in presentations to the members of our Board of Directors to enable our Board of Directors to have the same measurement basis of operating performance as is used by management in its assessments of performance and in forecasting and budgeting for the Company; (d) to evaluate potential acquisitions; and (e) to ensure compliance with restricted activities under the terms of our asset-backed revolving credit facility and outstanding notes. Management believes these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry.